Exhibit (a)(3)

AMENDED AND RESTATED

DECLARATION OF TRUST

of

THE ALKA FUNDS TRUST

(a Delaware Statutory Trust)

Dated as of May 27, 2026

TABLE OF CONTENTS

AMENDED AND RESTATED DECLARATION OF TRUST

i

ii

AMENDED AND RESTATED DECLARATION OF TRUST

of

THE ALKA FUNDS TRUST

THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder which amends and restates the Declaration of Trust, dated November 10, 2025.

WHEREAS, the Trust was formed upon the filing of the Certificate of Trust for The Alka Funds Trust with the Secretary of State of the State of Delaware on November 10, 2025;

WHEREAS, the Trustees desire to continue the Trust as a statutory trust under the Delaware Statutory Trust Act and hereby amend and restate the Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

ARTICLE I
Name and Definitions

Section 1.      Name.

This Trust shall be known as the “The Alka Funds Trust,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document (including any Registration Statement) reflecting such change. Any name change of the Trust shall become effective upon the effectiveness of the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any Registration Statement.

Section 2.      Definitions.

Whenever used herein, unless otherwise required by the context or specifically provided:

(a)       “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 7(c) hereof;

(b)       “Applicable Law” shall mean the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time, the Investment Company Act of 1940, as amended from time to time, and the Securities Act of 1933, as amended from time to time, and any applicable rules and regulations required thereunder;

(c)       “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(d)       “Certificate of Trust” means the certificate of trust of the Trust, as filed in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and as it may be amended or restated from time to time;

(e)       “Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

(f)       “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(g)       “Commission” means the U.S. Securities and Exchange Commission;

(h)       “Declaration of Trust” means this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(i)       “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(j)       “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(k)       “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 7(a) hereof;

(l)        “Net Asset Value” means the net asset value of each Series or Class of the Trust, determined as provided in Article VI, Section 1 hereof;

(m)      “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(n)       “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then outstanding;

(o)       “Person” means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(p)       “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(q)       “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

(r)       “Shareholder” means a record owner of Outstanding Shares;

(s)       “Shares” means the transferable units of beneficial interest (par value $0.001 per Share) into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(t)        “Sub-Adviser” means a party furnishing services to the Trust pursuant to any investment sub-advisory contract described in Article IV, Section 7(a) hereof;

(u)       “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(v)       “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series; and

(w)       “Trustees” means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II
Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the businesses of an open-end management investment company registered under the 1940 Act through one or more Series. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or treated in any way whatsoever as though they were liable or responsible hereunder as partners or joint venturers.

ARTICLE III
Shares

Section 1.      Division of Beneficial Interest.

(a)       The beneficial interest in the Trust may be divided into one or more Series. The Trustees may divide each Series into one or more Classes. Subject to the further provisions of this Article III and any applicable requirements of Applicable Law, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to:

(i)       divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine;

(ii)      issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

(iii)     establish, designate, re-designate, classify, reclassify and change in any manner any Series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust;

(iv)      divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series or Class;

(v)        issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

(vi)      change the name of any Series or Class thereof;

(vii)      dissolve and terminate any one or more Series or Classes thereof; and

(viii)      take such other action with respect to the Shares as the Trustees may deem desirable.

(b)       Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with Applicable Law, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each Shareholder of a Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gain, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

(c)       All references to Shares in this Declaration of Trust shall be deemed to be references to Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as otherwise provided or as the context otherwise requires.

(d)       All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 2.      Ownership of Shares.

The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him or her as provided herein or in the By-Laws, until he or she has given his or her address to the Trust or to the Trust’s transfer or similar agent.

Section 3.      Transfer of Shares.

Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4.      Investments in the Trust.

Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. At the Trustees’ discretion, such investments, subject to Applicable Law, may be in the form of cash or securities or other property, valued as provided in Article VI, Section 1. Investments in a Series shall be credited to each Shareholder’s account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series or Class at any time without any cause or reason therefor whatsoever.

Section 5.      Status of Shares and Limitation of Personal Liability.

Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

Section 6.      Establishment and Designation of Series or Class.

(a)       The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each resolution shall be incorporated herein by reference upon adoption.

(b)       Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(i)       Assets Held with Respect to a Particular Series.

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be assets held with respect to that Series. If there are Classes of Shares within a Series, the assets with respect to the Series shall be further allocated to each Class in the proportion that the “assets with respect to” the Class (calculated in the same manner as with determination of “assets with respect to” the Series) bears to the assets of all Classes within the Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

(ii)       Liabilities Held with Respect to a Particular Series.

The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets held with respect to such Series. Notice of this contractual limitation on liabilities among Series shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) and Section 3806 of the Delaware Act shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series, in such capacity, shall have a claim on or any right to any assets allocated or belonging to any other Series.

(iii)       Dividends, Distributions, Redemptions and Repurchases.

Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with Applicable Law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(iv)       Equality.

All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

(v)       Voting.

With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(vi)       Fractions.

Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(vii)      Exchange Privilege.

The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

(viii)       Combination of Series.

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by Applicable Law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become shareholders of such single Series or Class.

(ix)        Division of Series or Classes.

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by Applicable Law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes.

(x)        Elimination of Series or Classes.

At any time that there are no Shares outstanding of any particular Series or Class previously established, the Trustees may abolish that Series or Class and rescind the establishment thereof.

Section 7.      Indemnification of Shareholders.

The Trust shall indemnify and hold each Shareholder harmless from and against any claim or liability to which such Shareholder may become subject solely by reason of his or her being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Shareholder); provided, however, that no Shareholder shall be entitled to indemnification by any Series unless such Shareholder is a Shareholder of Shares of such Series. The rights accruing to a Shareholder under this Section 7 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

ARTICLE IV
Trustees

Section 1.      Numbers, Election and Tenure.

The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of Trustees, or by resolution approved by a majority of Trustees; provided, however, that the number of Trustees shall in no event be less than three. Each Trustee shall serve during the “term of service”, if a term has been established by the Trustees, or during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) is declared incompetent by a court of appropriate jurisdiction, or (d) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.

Section 2.      Effect of Death, Resignation, Etc. of a Trustee.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s officers are empowered to appoint new Trustees subject to Applicable Law.

Section 3.      Powers.

(a)       Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities and other transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may:

(i)       adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders;

(ii)      consistent with Applicable Law, establish a term of service that shall apply to all Trustees, enlarge or reduce the number of Trustees or remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective;

(iii)       fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee;

(iv)       elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

(v)       appoint from their own number and establish and terminate one or more committees (standing or ad hoc), consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees so determines by delegation;

(vi)       apply for exemptive relief and submit no-action letters on behalf of the Trust;

(vii)     employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

(viii)       employ auditors, counsel or other agents of the Trust, subject to the conditions set forth in this Declaration of Trust or in the By-Laws;

(ix)       employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators;

(x)       employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ Sub-Advisers;

(xi)      retain a transfer agent or a shareholder servicing agent, or both;

(xii)     provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

(xiii)      redeem, repurchase and transfer Shares pursuant to Applicable Law;

(xiv)      set record dates for the determination of Shareholders with respect to various matters;

(xv)       declare and pay dividends and distributions, if any, to Shareholders of each Series from the assets of such Series; and

(xvi)       delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, Sub-Adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise expressly provided herein or required by Applicable Law, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

(b)       Unless otherwise specified herein or in the By-Laws or required by Applicable Law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, including any meeting held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other within or without the State of Delaware.

(c)       Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(i)       To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(ii)       Consistent with Applicable Law, to sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to, or otherwise deal in, any property rights relating to any or all of the assets of the Trust or any Series;

(iii)     To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(iv)       To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(v)       To hold any security or property in any form, whether in book entry, bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vi)      To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust;

(vii)       To consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer;

(viii)      To pay calls or subscriptions with respect to any security held in the Trust;

(ix)    To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(x)       To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(xi)       To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(xii)      Consistent with Applicable Law, to borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(xiii)     To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such obligations;

(xiv)       To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(xv)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xvi)       To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xvii)       To enter into contracts of any kind and description;

(xviii)     To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xix)      To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xx)       To establish and interpret the investment policies, practices, or limitations of any Series or Class;

(xxi)      To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

(xxii)       To the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

(xxiii)      To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

(xxiv)      To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of Applicable Law.

(d)       The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees.

(e)       Except as prohibited by Applicable Law, the Trustees may, on behalf of the Trust, buy any securities and other instruments and property from or sell any securities and other instruments and property to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Sub-Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. Except as prohibited by Applicable Law, the Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Sub-Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

Section 4.      Expenses of the Trust and Series.

Subject to Section 6 of Article III, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust Property or the assets belonging to the particular Series, for expenses, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, sub-advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 5.      Small Accounts; Involuntary Redemptions.

The Trustees or their authorized agents may establish, from time to time, minimum investment amounts for Shareholders, which may differ within and among any Series or Class, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents. The Trustees may cause or require the redemption of shares of a Shareholder or group of Shareholders at any time for any reason.

Section 6.      Ownership of Assets of the Trust.

The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust as a separate legal entity, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

Section 7.      Service Contracts.

(a)       Subject to such requirements and restrictions as may be set forth under Applicable Law and in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, sub-advisory and/or management services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; authority for the Investment Adviser to delegate certain or all of its duties under such contracts to qualified Sub-Advisers, or such other activities as may specifically be delegated to such party.

(b)       The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under Applicable Law and in the By-Laws, and any such contract may contain such other terms as the Trustees may determine.

(c)       The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the administrator, fund accountant, custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

(d)     The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to Applicable Law.

(e)       Subject to Applicable Law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(f)       The fact that:

(i)       any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Sub-Adviser, Administrator, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or fund accounting, custody, transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii)       any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or fund accounting, custody, transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of Applicable Law.

Section 8.      Trustees and Officers as Shareholders.

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject to the general limitations contained herein, the terms of the Trust’s then-current registration statement for the Shares or the limitations contained in the By-Laws relating to the sale and redemption of such Shares.

ARTICLE V
Shareholders’ Voting Powers and Meetings

Section 1.      Voting Powers; Meetings; Notice; Record Dates.

(a)       The Shareholders shall have power to vote only with respect to:

(i)       the election or removal of Trustees as provided in Article IV hereof; and

(ii)      such additional matters relating to the Trust as may be required by Applicable Law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b)       As to each matter on which a Shareholder is entitled to vote, such Shareholder shall be entitled to one vote for each whole Share (as of the Record Date applicable to the meeting or written consent pursuant to which the vote of Shareholders is being sought or obtained) and a proportionate fractional vote with respect to the fractional Shares, if any. All references in this Declaration of Trust or the By-Laws to a vote of, or the holders of, a majority, percentage or other proportion of Outstanding Shares shall mean a vote of, or the holders of, such majority, percentage or other proportion of the votes to which such Shares entitle their holder(s).

(c)     Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Outstanding Shares of the Trust then-entitled to vote shall be voted in aggregate, except:

(i)       when required by Applicable Law, Shares shall be voted by individual Series or Class;

(ii)     when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and

(iii)     when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

Section 2.      Quorum and Required Vote.

Except when a larger quorum is required by Applicable Law, by the By-Laws or by this Declaration of Trust, one-third (33-1/3%) of the Outstanding Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Classes) is to vote separate from any other Series (or Classes) of Shares, one-third (33-1/3%) of the Outstanding Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). A Trustee may be elected by a plurality of Shares voted in person or by proxy at a Shareholder meeting called for the purposes of electing Trustees. Except when a different vote is required by any provision of this Declaration of Trust or the By-Laws or by Applicable Law, when a quorum is present at any meeting, a majority of the Outstanding Shares voted shall decide any questions provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Outstanding Shares of that Series (or Class) voted on the matter shall decide that matter insofar as that Series (or Class) is concerned.

Section 3.      Record Dates.

For the purpose of determining the Shareholders of any Series (or Class) who are entitled to vote on a matter or receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for taking action on the matter or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to vote or receive such dividend or distribution. Shares redeemed after the determination of record date shall not be counted as outstanding as of the date of the meeting. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4.      Additional Provisions.

Additional provisions relating to meetings, notice, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the By-Laws. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

ARTICLE VI
Net Asset Value, Distributions and Redemptions

Section 1.      Determination of Net Asset Value, Net Income and Distributions.

The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with Applicable Law. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading. Subject to Applicable Law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe the bases and times for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

Section 2.      Redemptions.

(a)       Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his or her Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust’s Registration Statement for that Series under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value or may be in cash. To the extent permitted by Applicable Law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under Applicable Law.

(b)       Subject to the provisions of paragraph (a) above, payment for any Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such Shares shall be made within seven (7) days after the date upon which the redemption request is effective, or such longer period as may be required. Subject to Applicable Law, the redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Investment Adviser, Sub-adviser, Administrator or Custodian or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

(c)       If, as referred to in paragraph (a) above, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

(d)       The Trust shall, to the extent permitted by Applicable Law, have the right at any time to redeem the Shares owned by any holder thereof:

(i)       in connection with the termination of any Series or Class of Shares;

(ii)      if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such Series or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such Series or Class, provided that the Trust shall provide a Shareholder with written notice at least fifteen (15) days prior to effecting a redemption of that Shareholder’s Shares as a result of not satisfying such requirement;

(iii)      if the Shareholder fails to pay when due the full purchase price of Shares issued to him or her;

(iv)      if the Shareholder fails to comply with paragraph (e) of this Section 2; or

(v)       if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under Applicable Law.

Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(e)       The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or Applicable Law.

Section 3.      Effect of Redemption.

Subject to Applicable Law, the Trustees may determine that, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to Applicable Law, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

ARTICLE VII
Compensation and Limitation of Liability of Trustees

Section 1.      Compensation.

A Trustee may be compensated for their services as a Trustee, and the Board of Trustees may determine the amount and form payment of such compensation. A Trustee may be reimbursed for transportation and other expenses incurred with respect to their services as a Trustee in an amount and form as determined by the Board of Trustees. The Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, Sub-Adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, Sub-Adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

Section 2.      Limitation of Liability.

A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his or her capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

Section 3.      Indemnification.

(a)       Every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”):

(i)      shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him or her in the settlement thereof; and

(ii)       expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

(b)       For purposes of this Section 3 and Section 5 of this Article VII below, “proceeding” means any threatened, pending or completed claim, action, suit or proceeding (including appeals), whether civil, criminal, administrative or investigative, including subpoenas issued by the Commission; and “liabilities” and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

(c)       No indemnification shall be provided hereunder to a Covered Person who shall have been adjudicated by a court or body before which the proceeding was brought:

(i)       to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)       not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust.

(d)       The Trust’s financial obligations arising from the indemnification provided herein may be insured by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person as to acts or omissions as a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(e)       Expenses in connection with the defense of any proceeding of the character described in paragraph (b) above may be advanced by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 3; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under Section 3.

(f)       In no event will any revision, amendment or change to this Section 3 or the By-Laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Covered Person in connection with any proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust (including any amount paid or incurred by the Covered Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 3 or the By-Laws is made.

Section 4.      Trustee’s Good Faith Action; Expert Advice; No Bond or Surety.

The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and the By-Laws, and shall be under no liability for any act or omission in accordance with such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Notwithstanding anything to the contrary contained herein, nothing in this Declaration of Trust modifying, restricting or eliminating the duties or liabilities of Trustees shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of Trustees with respect to matters arising under the federal securities laws.

Section 5.      Insurance.

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase, with Trust assets, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer or agent of the Trust in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee, officer or agent of the Trust. For purposes of this Section 5, “agent” means any Person who is, was or becomes an employee or other agent of the Trust who is not a Covered Person. Subject to Applicable Law, insurance may be joint with the Investment Adviser, when permissible, and the Trustees may purchase coverage exclusively for the Trustees.

ARTICLE VIII
Miscellaneous

Section 1.      Liability of Third Persons Dealing with Trustees.

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2.      Derivative Actions.

(a)       In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class agrees that, except with respect to claims arising under federal securities laws, any claim that affects all Shareholders of the Trust or any Series or Class equally, that is, proportionately based on their number of Shares in the Trust or in such Series or Class, must be brought as a derivative claim subject to this Section 2 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

(b)       Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

(i)       Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii)       Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

(iii)       Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Trustees requesting that the Trustees cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1)       a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

(2)       a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable, and an explanation of why the complaining Shareholders believe that to be the case;

(3)       a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(4)      a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable, as of the commencement of the derivative action;

(iv)       For claims other than those arising under the federal securities laws, Shareholders owning Shares representing at least 10% of the voting power of the Trust or the affected Series, as applicable, must join in bringing the derivative action; and

(v)       A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

(c)       Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

(i)       If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(ii)       If the demand for derivative action has been made to the Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, except with respect to claims arising under federal securities laws, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration a majority of those Trustees who are not deemed to be Interested Persons of the Trust determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

(d)       A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

Section 3.      Termination of the Trust or Any Series or Class.

(a)       Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by vote of a majority of the Outstanding Shares of each Series entitled to vote or by the Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series or Class.

(b)       Upon the requisite action by the Trustees to dissolve the Trust or to dissolve any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees and as required by the Delaware Act, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, other than as set forth in paragraph (c) below, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

(c)       Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust shall be cancelled and discharged.

Section 4.      Reorganization.

(a)       Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by Applicable Law:

(i)      cause the Trust to merge, convert, reorganize or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger, conversion, reorganization or consolidation) and the surviving or resulting entity that may succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

(ii)       cause any one or more Series (or Classes) of the Trust to merge, convert, reorganize or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations;

(iii)       cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

(iv)      cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)       Any agreement of merger, conversion, reorganization or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)       Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger, conversion, reorganization or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger, conversion, reorganization or consolidation. The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly-created trust or trusts or any series of classes thereof.

(d)       The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under Applicable Law, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares or interests in such other Series of the Trust or other entity or series thereof.

Section 5.      Amendments.

(a)       This Declaration of Trust may be restated and/or amended at any time by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption unless a later date is specified in such instrument or resolution. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by Applicable Law, but only to the extent so required. Any officer of the Trust is authorized from time to time to restate this Declaration of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. The Certificate of Trust of the Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment.

(b)       No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(c)       A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration of Trust, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

(d)     Notwithstanding any other provision hereof, until such time as Shares are first sold, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 6.      Maintaining Copies of Declaration of Trust; References; Headings; Counterparts.

(a)       The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments.

(b)      In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments.

(c)       Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

(d)       This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.      Applicable Law.

(a)       This Declaration of Trust and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)       Notwithstanding the first sentence of Section 7(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

(c)       Each Trustee, each officer, each Shareholder and each person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. The provisions listed herein do not apply to claims arising under the federal securities laws.

Section 8.      Forum Selection; Jurisdiction and Waiver of Jury Trial.

(a)       In accordance with Section 3804(e) of the Delaware Act, unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares or other securities of the Trust seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust, the By-Laws or the Trust, any Series or Class or any Shares or other securities of the Trust, and any claim of any nature against the Trust, any Series or Class, the Trustees or officers or employees of the Trust, including (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust, any Series or Class or the Trust’s Shareholders or holders of other securities of the Trust, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act, (iv) any action to interpret, apply, enforce or determine the validity of this Declaration of Trust or the By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Delaware Action”); provided, however, that unless the Trust consents in writing to the selection of an alternative forum, the U.S. Federal District Court for the District of Delaware shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law (each a “Federal Securities Action” and together with a Delaware Action, a “Covered Action”).

(b)       Except as otherwise provided below, all Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service made in accordance with this Section 8 shall be effective as if personally made in the State of Delaware. Any Person purchasing or otherwise acquiring or holding any interest in Shares or other securities of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 8, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 8.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware or the U.S. Federal District Court for the District of Delaware, as applicable as set forth above (a “Foreign Action”), in the name of any Shareholder or holder of other securities of the Trust (each such Shareholder and other holder referred to in this paragraph as a “Shareholder”), such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware or the U.S. Federal District Court for the District of Delaware, as applicable, in connection with any action brought in any such courts to enforce the first paragraph of this Section 8 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder. Furthermore, if any Shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 8. If any provision or provisions of this Section 8 shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 8 (including each portion of any sentence of this Section 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

(c)       IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 9.      Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with Applicable Law and the regulated investment company provisions of the Code, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)     If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 10.      Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act and that this Declaration of Trust, together with the By-Laws, be the governing instrument of such statutory trust. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 11.      Writings.

To the fullest extent permitted by applicable laws and regulations:

(a)       all requirements in this Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b)      all requirements in this Declaration of Trust or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

IN WITNESS WHEREOF, the Trustees named below, being the Trustees of The Alka Funds Trust, have executed this Amended and Restated Declaration of Trust as of this 27th day of May, 2026.

/s/ Adam Grosser
Adam Grosser
Trustee

/s/ Dominik Pasalic
Dominik Pasalic
Trustee

/s/ Sunny Vanderbeck
Sunny Vanderbeck
Trustee